D-Wave Announces Transfer of Stock Exchange Listing to Nasdaq
Ticker symbol will remain “QBTS”
PALO ALTO, Calif. – July 14, 2026 – D-Wave Quantum Inc. (NYSE: QBTS), (“D-Wave” or the “Company”), the only dual-platform quantum computing company providing both annealing and gate-model systems, software and services, announced today that it will voluntarily transfer the listing of its common stock, par value $0.0001 per share (“Common Stock”) to The Nasdaq Stock Market LLC (“Nasdaq”) from the New York Stock Exchange, effective after market close on July 24, 2026.
D-Wave expects its Common Stock to begin trading on Nasdaq on July 27, 2026, under its current ticker symbol “QBTS”. The Company has met all Nasdaq listing requirements and expects a smooth transition with no disruption to trading activities.
“Nasdaq is the marketplace for companies shaping the future of technology,” said Dr. Alan Baratz, CEO of D-Wave. “As the first commercial quantum computing company and a leader in delivering real-world quantum performance, D-Wave is well aligned with the innovation Nasdaq represents. We’re accelerating adoption of quantum solutions with customers around the world and look forward to working with Nasdaq during this transformative time in computing.”
About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. It is the world’s first commercial supplier of quantum computers, and the first and only to offer dual-platform quantum computing products and services, spanning both annealing and gate-model quantum computing technologies. D-Wave’s mission is to help customers realize the value of quantum today through enterprise-grade systems available on-premises and via its Leap™ quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations across commercial, government and research sectors trust D-Wave to address complex computational challenges using quantum computing. Learn more about realizing the value of quantum computing today and how D-Wave is shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.
Forward-Looking Statements
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Investor Contact:
Kevin Hunt
ir@dwavesys.com

Media Contact:
Alex Daigle
media@dwavesys.com